Exhibit 99.1

                                  PRESS RELEASE

                Sonic Foundry Reports Second Quarter 2008 Results

      MADISON, Wis., May 1 /PRNewswire-FirstCall/ -- Sonic Foundry, Inc. (Nasdaq: SOFO), the recognized market leader for rich media webcasting and knowledge management, today announced financial results for its fiscal 2008 second quarter:

      *     Revenues totaled $3.9 million, up 3 percent from fiscal Q2 2007
      *     GAAP net loss of $2.3 million or $0.06 per diluted share
      *     Non-GAAP net loss of $1.6 million or $0.04 per diluted share
      *     Total billings reached $4.5 million, 9 percent growth year-over-year
      * Service revenues of $1.7 million, up 88 percent from the second quarter last year

      Non-GAAP net loss primarily excludes all non-cash related expenses of stock compensation, depreciation and amortization and one time charges associated with program and personnel reductions announced in January 2008. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

      At March 31, 2008, an accumulated $3.5 million of unearned revenue had been billed and deferred, of which the company expects to realize $1.5 million in the upcoming quarter. Recorder units shipped increased 42 percent while service billings, a majority of which are deferred, were $2.0 million. As a result, gross margins were 71 percent for the second quarter, down from 77 percent in the past year. Future recognition of service revenues is expected to cause a rebound of gross margins to previous levels.

      As previously reported, the company has recently concentrated more of its selling efforts on the education sector and is entering the two strongest seasons for U.S. educational buying. The company's total higher education sales pipeline is now over 65 percent, an increase of approximately 15 percentage points over the same quarter last year. Additionally, the company continues to experience expanded interest and purchasing internationally due in large part to growing demand in traditional and distance learning programs globally. International sales accounted for 23 percent of the quarter's billings.

      The company experienced expanding market demand for more outsourced webcasting services within both the corporate and education sectors. New customers utilizing the company's webcasting and hosting services in the second quarter included Gulfstream Aerospace Corporation, Jackson Healthcare Systems, Lifespan, Inc., Olympus Winter & Ibe, Winston-Salem State University and Children's Healthcare of Atlanta. Service revenues increased from $913 thousand to $1.7 million year over year primarily due to growth in event and hosting services as well as an increase in support contracts and renewals. New customers of Sonic Foundry Event Services included Aventine HealthSciences, Birmingham City University, ESSEC Business School - France and Pitney Bowes MapInfo.

      Sales to education institutions represented 51 percent of the customer mix followed by corporations at 37 percent, government at 7 percent and health at 4 percent. Key higher education licensed sales for the second quarter of fiscal 2009 included Canadian Forces College, Columbia College of Missouri, New Hampshire Community College, New Mexico State University, Northwestern Health Sciences University, Sakarya University-Turkey, University of British Columbia, University of Michigan Ross School of Business and University of New Mexico.

      In January 2008, the company announced the initiation of cost savings measures that were designed to focus its overall market scope and concentrate on key vertical markets while positioning the company towards breakeven or better operations. Fiscal Q2 proforma expenses included one time costs associated with certain personnel and program reductions tied to this previous effort. The company expects to report additional expenses for fiscal Q3 totaling at least $425 thousand, which will also be reported on a proforma basis.

      "We continue to experience expanded demand from the leading early adopters, specifically in the business and health education markets. We believe these sectors will remain primary areas of technology investment on a global basis, even with a slowing economy," said Rimas Buinevicius, chairman and CEO of Sonic Foundry. "The advantages offered by distance learning, blended learning and webcasting services resonate strongly with economically conscious technology buyers and having the most advanced product in the market positions us well before our strongest buying season."

      Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its second quarter fiscal 2008 results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to http://www.sonicfoundry.com/q2. An archive of the webcast will be available for 30 days.

                        EXPLANATION OF NON-GAAP MEASURES

      To supplement our financial results presented on a GAAP basis, we use the measure of non-GAAP net loss in our financial presentation, which exclude certain non-cash costs. These costs include stock-based compensation which we believe is helpful in understanding our past financial performance and our future results. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

      * Stock-based compensation expenses: We adopted FASB Statement No. 123R, Share-Based Payments, on October 1, 2005, under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we were required to record stock-based compensation expenses at intrinsic value, which was zero since we only issue stock options at the market price of our stock on the date issued. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation is a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. As a result, we continue to evaluate our business performance excluding stock-based compensation expenses.

      * Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our pro-forma net loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.

      * Personnel and program reduction costs: We have excluded the additional costs incurred as a result of our cost reduction plan which was communicated in January 2008. These costs include severance costs associated with employee reductions as we better aligned ourselves with key vertical markets. Also included is a one time charge associated with an early extinguishment of a lease.

      About Sonic Foundry(R), Inc.

      Founded in 1991, Sonic Foundry (Nasdaq: SOFO, http://www.sonicfoundry.com) is the recognized market leader for rich media webcasting and knowledge management, providing education and training solutions and services that link an information-driven world. Based in Madison, Wisconsin, the company has received numerous awards including the 2007 Frost & Sullivan Global Market Leadership Award, Ziff Davis Media's Baseline Magazine's sixth fastest-growing software company with sales under $150 million and Deloitte's Technology Fast 500. Named a Bersin & Associates 2007 Learning Leader, Sonic Foundry's webcasting and knowledge management solutions are trusted by education institutions, Fortune 500 companies and government agencies for a variety of critical communication needs. Sonic Foundry is changing the way organizations communicate via the web and how people around the globe receive vital information needed for education, business, professional advancement and safety. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

      Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
                      (in thousands, except for share data)
                                   (Unaudited)

                                                                 March 31,    September 30,
                                                                   2008            2007
Assets
Current assets:
 Cash and cash equivalents                                     $     3,786     $     8,008
 Accounts receivable, net of allowances
  of $190 and $270                                                   4,098           5,001
 Inventories                                                            77             204
 Prepaid expenses and other current assets                             623             975
      Total current assets                                           8,584          14,188
Property and equipment:
 Leasehold improvements                                                980             975
 Computer equipment                                                  2,367           2,267
 Furniture and fixtures                                                461             461
  Total property and equipment                                       3,808           3,703
  Less accumulated depreciation                                      1,857           1,520
   Net property and equipment                                        1,951           2,183
Other assets:
 Goodwill and other intangibles, net of
  amortization of $1,662 and $1,656                                  7,604           7,610
Total assets                                                   $    18,139     $    23,981

Liabilities and stockholders' equity Current liabilities:
 Accounts payable                                              $     1,127     $     1,512
 Accrued liabilities                                                   958           1,023
 Unearned revenue                                                    3,464           3,314
 Current portion of notes payable                                      333             333
 Current portion of capital lease obligation                            59              66
 Total current liabilities                                           5,941           6,248

 Long-term portion of notes payable                                    389             556
 Long-term portion of capital lease obligations                         44              69
 Other liabilities                                                     302             348
 Total liabilities                                                   6,676           7,221

Stockholders' equity:                                                   --              --
 Preferred stock, $.01 par value, authorized
  5,000,000 shares; none issued and outstanding                         --              --
 5% preferred stock, Series B, voting, cumulative,
  convertible, $.01 par value (liquidation
  preference at par), authorized 10,000,000 shares,
  none issued and outstanding                                           --              --
 Common stock, $.01 par value, authorized
  100,000,000 shares; 35,708,837 and
  35,684,503 shares issued and 35,581,670
  and 35,557,336 shares outstanding                                    357             357
 Additional paid-in capital                                        184,049         183,528
 Accumulated deficit                                              (172,748)       (166,930)
 Receivable for common stock issued                                    (26)            (26)
 Treasury stock, at cost, 127,167 shares                              (169)           (169)
 Total stockholders' equity                                         11,463          16,760
Total liabilities and stockholders' equity                     $    18,139     $    23,981

See accompanying notes

                               Sonic Foundry, Inc.
                      Consolidated Statements of Operations
               (in thousands, except for share and per share data)
                                   (Unaudited)

                            Three Months Ended March 31,           Six Months Ended March 31,
                              2008               2007               2008               2007
Revenue:
Product                  $        2,182     $        2,898     $        3,124     $        5,484
Services                          1,719                913              3,277              1,791
Other                                28                 10                 48                 19
Total revenue                     3,929              3,821              6,449              7,294
Cost of revenue:
Product                           1,030                790              1,539              1,533
Services                            124                101                237                131
Total cost of
 revenue                          1,154                891              1,776              1,664
Gross margin                      2,775              2,930              4,673              5,630

Operating expenses:
Selling and
 marketing                        3,330              3,043              6,876              5,547
General and
 administrative                     736              1,104              1,714              2,074
Product development                 982                806              1,928              1,481
  Total operating
   expenses                       5,048              4,953             10,518              9,102
Loss from
 operations                      (2,273)            (2,023)            (5,845)            (3,472)

Other income, net                    (5)               111                 27                131
Net loss                 $       (2,278)    $       (1,912)    $       (5,818)    $       (3,341)

Net loss per common
 share:
 - basic and
   diluted               $        (0.06)    $        (0.05)    $        (0.16)    $        (0.10)

Weighted average
 common shares
 - basic and
   diluted                   35,572,140         35,368,667         35,566,949         33,881,848

See accompanying notes

                 Non-GAAP Consolidated Statements of Operations
                                 (in thousands)

                          Fiscal Quarter Ended                      Fiscal Quarter Ended
                             March 31, 2008                            March 31, 2007

                     GAAP         Adj(1)      Non-GAAP         GAAP         Adj(1)      Non-GAAP
Revenues          $   3,929            --     $   2,520     $   3,821            --     $   3,821

Cost of
 revenue              1,154            --           622           891            --           891

Total
 Operating
 expenses             5,048          (703)        4,345         4,953          (395)        4,558

Loss from
 operations          (2,273)          703        (1,570)       (2,023)          395        (1,628)

Other income             (5)           --            (5)          111            --           111

Net loss          $  (2,278)    $     703     $  (1,575)    $  (1,912)    $     395     $  (1,517)

Diluted net
 loss per
 common
 share            $   (0.06)    $    0.02     $   (0.04)    $   (0.05)    $    0.01     $   (0.04)

(1)   Adjustments consist of the following:

Personnel and program
 reduction costs                      316                                        --
Depreciation (in G&A)                 166                                       156
Stock-based
 compensation(2)                      221                                       239

Total non-GAAP
 adjustments                          703                                       395

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing                 141                                       155
General and
 administrative                        24                                        31
Research and
 development                           56                                        53

Total stock-based
 compensation                         221                                       239

SOURCE Sonic Foundry, Inc.